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                                                                Exhibit 23-B


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement on Form S-4 of Core Materials Corporation of our report dated October 8, 1996 (November 6, 1996 as to Note 4) on the balance sheet of Core Materials Corporation as of October 8, 1996, appearing in the Prospectus/Proxy Statement, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus/Proxy Statement.


DELOITTE & TOUCHE LLP
Chicago, Illinois
November 7, 1996